UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the
☑	Definitive Proxy Statement		Commission Only (as permitted
☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to
Rule 14a-12

FIRST AVENUE NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

First Avenue Networks, Inc.
230 Court Square, Suite 202
Charlottesville, VA 22902

Notice of Annual Meeting of Stockholders
June 6, 2005

Notice is hereby given that the Annual Meeting of Stockholders of First Avenue Networks, Inc. (the “Company”) will be held at Farmington Country Club, 1625 Country Club Circle, Charlottesville, VA 22901, on June 6, 2005 at 11:00 a.m. Eastern Daylight time. The purposes of the annual meeting are to:

1.	Elect seven directors.

2.	Approve an amendment to the Company’s Stock Option Plan to (i) increase the number of shares available for issuance under the plan; (ii) include provisions for withholding taxes to conform with current Internal Revenue Service regulations; and (iii) eliminate the Company’s ability to reissue options for shares of common stock that have been repurchased by the Company or to reissue options for the number of shares of common stock delivered to the Company as payment for the option exercise price.

3.	Transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

Only stockholders of record at the close of business on April 8, 2005 are entitled to notice of and to vote at the meeting. To grant a proxy to vote your shares, you must complete and return the enclosed proxy card.

The Board of Directors recommends that you vote for the election of the nominees for director and approval of the amendment to the Company’s Stock Option Plan.

By Order of the Board of Directors,

/s/ Sandra G. Thomas Sandra G. Thomas
Secretary

Charlottesville, Virginia
April 8, 2005

Please vote your shares promptly. Whether or not you plan to attend the annual meeting in person, please complete, sign and return the enclosed proxy card. If stockholders do not return proxies in sufficient numbers, we will have to incur the expense of follow-up solicitations.

QUESTIONS AND ANSWERS

The following questions and answers are designed to help you understand the proposals to be presented at the annual meeting and the proxy voting process. These questions and answers only highlight information in this proxy statement. We strongly encourage you to read the full text of this proxy statement.

Q.	What am I being asked to vote on at the annual meeting?

A.	We are asking you to vote on two matters at the annual meeting:

•	the election of seven members to the Company’s Board of Directors for a one-year term; and,

•	the approval of an amendment to the Company’s Stock Option Plan to (i) increase the number of shares available for issuance under the plan; (ii) include provisions for withholding taxes to conform with current Internal Revenue Service regulations; and (iii) eliminate the Company’s ability to reissue options for shares of common stock that have been repurchased by the Company or to reissue options for the number of shares of common stock delivered to the Company as payment for the option exercise price.

Q.	How does the Board of Directors recommend I vote on these proposals?

A.	The Board of Directors of the Company recommends that you vote FOR:

•	the election of seven members to the Company’s Board of Directors for a one-year term; and,

•	the approval of an amendment to the Company’s Stock Option Plan.

Q.	Who is entitled to vote at the annual meeting?

A.	You are entitled to vote at the annual meeting if you owned shares on April 8, 2005, the record date for the annual meeting. On April 5, 2005, the Company had 59,604,026 shares of common stock outstanding.

Q.	What do I need to do now?

A.	Indicate on your proxy card how you want to vote and sign, date and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Q.	May I vote in person?

A.	Yes. You may attend the meeting and vote your shares in person rather than signing and mailing your proxy card.

Q.	May I change my vote after I have voted my proxy?

A.	Yes. You may change your vote at any time before your proxy is voted at the annual meeting by following the instructions as detailed in “Voting Your Shares and Changing Your Vote” on page 1. Before your proxy is voted, you may submit a new proxy or you may attend the meeting and vote in person.

Q:	What do I do if my shares are held in “street name” by my broker?

A:	If your shares are held in street name by a broker as your nominee, your broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or electronically via the Internet, instructions for which will be provided by your broker on your proxy card.

(i)

Q:	What happens if I do not instruct my broker how to vote on the proposals or if I mark “abstain” on the proxy card?

A:	If your shares are held in street name by a broker, your broker will not be able to vote your shares without instructions from you. If you mark your proxy “abstain” or do not instruct your broker how to vote, your shares will have no effect on the outcome of the proposals being presented at the annual meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:	Who should I call if I have any additional questions?

A:	If you hold your shares directly, please contact Sandra Thomas at 434-220-4988 or sthomas@firstavenet.com. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

(ii)

First Avenue Networks, Inc.
230 Court Square
Suite 202
Charlottesville, Virginia 22902

Proxy Statement
For the 2005 Annual Meeting of Stockholders
to be held on June 6, 2005

Time and Place of Meeting

The annual meeting of stockholders of First Avenue Networks, Inc. (the “Company”) will be held on June 6, 2005, at 11:00 a.m. Eastern Daylight time at Farmington Country Club, 1625 Country Club Circle, Charlottesville, VA 22901 and at any adjournment thereof.

This proxy statement, the enclosed form of proxy and the Company’s Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2004, will be mailed together to the Company’s stockholders on or about April 25, 2005.

Voting Rights and Votes Required

Our stockholders who hold their shares of record as of the close of business on April 8, 2005 are entitled to vote at the annual meeting. Each stockholder has one vote for each share of common stock owned. On April 6, 2005, 59,604,026 shares of our common stock outstanding and entitled to vote at the annual meeting.

The holders of a majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the meeting. Provided that a quorum is present at the meeting,

•	the nominees for director who receive the greatest number of votes will be elected; and,

•	the approval of a majority of the outstanding shares of common stock represented and entitled to vote at the meeting are needed to approve the amendment to our Stock Option Plan.

Voting Your Shares and Changing Your Vote

To be voted, your proxy must be completed, signed and returned to us prior to voting at the annual meeting. If you are a registered stockholder (that is, if you hold your stock in your own name), you may also vote by proxy. If you hold your shares in “street name,” the materials sent to you by your broker will tell you if you will be able to vote by telephone or electronically. You may revoke a proxy at any time before it is voted by:

•	delivering to us another properly signed proxy relating to the same shares dated a later date;

•	otherwise delivering a written notice to our secretary, dated a later date, stating that the proxy is revoked; or,

•	attending the annual meeting or any adjournment and voting the shares covered by the proxy in person. Attendance at the annual meeting will not, by itself, revoke your proxy.

At the meeting, we will vote all proxies received in time and not revoked. Unless you instruct us otherwise, we will vote your proxy to;

•	elect the nominees for director; and,

•	approve the proposed amendment to the Company’s Stock Option Plan.

How Proxies Are Counted

Our election inspector will count votes cast by proxy or in person. The election inspector will count shares represented by proxies that reflect abstentions and so-called broker non-votes as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Broker non-votes are shares represented at the meeting held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote, and (b) the broker or nominee does not have the discretionary voting power on a particular matter. Abstentions and broker non-votes will have no effect on the outcome of voting on either the election of directors or the proposal to amend the Company’s Stock Option Plan.

Cost of Solicitation

We will bear the cost of soliciting proxies. We will solicit proxies by mail, telephone, facsimile or otherwise, and some of our officers and employees may assist in the solicitation without additional compensation. We will reimburse brokers for their reasonable charges and expenses in forwarding solicitation materials to beneficial owners.

PROPOSAL 1:
ELECTION OF DIRECTORS

Under the terms of our amended and restated by-laws, the Board of Directors consists of not less than five members who are elected annually by the stockholders. Our Board of Directors has by resolution set the number of directors at seven.

Unless otherwise instructed, the persons named in the enclosed proxy intend to vote each share of common stock as to which a proxy has been properly executed, returned and not revoked in favor of the election of the seven nominees named below as directors for a one-year term expiring at the 2006 annual meeting of the directors. We expect that each nominee will be able to serve. If any nominee is unable to serve, all proxies may be voted for a substitute nominee designated by our Board of Directors, as determined by the persons named in the enclosed proxy in their discretion. Each nominee has indicated his willingness to continue to serve if elected.

Set forth below is information concerning each of the nominees for membership to our Board of Directors, who constitute all of the incumbent directors as well as one additional new nominee, John Muleta, who has not previously served as a member of our board of directors:

Nominees as Members of the Board of Directors

Dean M. Johnson, 46

Dean M. Johnson has served as a member of our Board of Directors since December 2001. Mr. Johnson has served as our president and chief executive officer since December 2001. From February 2001 through December 2001, Mr. Johnson was president of Cardinal Point Associates, a strategic and financial consultant to broadband wireless companies. From November 1999 to February 2001, he was founder and president of MuseumCompany.com, Inc., a specialty retailer of museum-related merchandise.

Wharton B. Rivers, Jr., 56
Chairman of the Nominating and Corporate Governance Committee
Member of the Compensation Committee

Wharton B. Rivers, Jr. has served as a member of our Board of Directors since November 2000. Since January 2002, Mr. Rivers has been the president and chief executive officer of TerreStar Networks Inc., an emerging provider of advanced mobile satellite services in North America. From November 2000 through September 2001, Mr. Rivers was the chief executive officer of Advanced Radio Telecom Corp. (“ART”). He also served as president and chief operating officer of ART from April 2001 through September 2001. From October 1999 to October 2000, Mr. Rivers was president of Cable & Wireless North America where he was responsible for directing all business functions for telecommunications services, North American profit and loss activities and revenues in excess of $1 billion. From January 1997 to October 1999, he was president of network services for Ameritech Corporation where he managed all activities supporting Ameritech’s local service network, including design, engineering, construction and operations with capital and operating budgets in excess of $4 billion.

Richard L. Shorten, Jr., 37
Chairman of the Board of Directors
Member of the Audit and the Nominating and Corporate Governance Committees

Richard L. Shorten, Jr. has served as a member of our Board of Directors since December 2001. Since August 2001, Mr. Shorten has been a partner in Silvermine Capital Resources, an advisory and merchant banking firm specializing in the communications, information technology, transportation and energy sectors. Since February 2005, Mr. Shorten has also been a partner in an investment partnership with Neil Subin, who is also a member of our board of directors. Previously, Mr. Shorten served in a variety of senior operating and corporate development capacities in the communications sector, including as the Executive Vice President and a director of Graphnet, Inc., a multinational data messaging solution provider from May 2000 to August 2001; as Senior Vice President of Data Services for Viatel, Inc., a global communications company that owns and operates one of the world’s largest European and transatlantic fiber optic networks from December 1999 to March 2000; and as Senior Vice President of Destia Communications, Inc., a multinational provider of communications services from December 1997 until its acquisition by Viatel in March 2000. Prior to Destia, Mr. Shorten was a senior corporate attorney at the New York law firm of Cravath, Swaine and Moore where his practice focused in areas of corporate finance, mergers and acquisitions and general corporate representation. Mr. Shorten serves as a member of the board of directors of MPower Communications, a publicly-traded company, AboveNet Corporation (formerly Metromedia Fibernet) and Stirling Technology Company.

Neil Subin, 40
Chairman of the Compensation Committee
Member of the Audit and the Nominating and Corporate Governance Committees

Neil Subin has served as a member of our Board of Directors since December 2001. Since its formation in 1991, Mr. Subin has served as managing director and president of Trendex Capital Management. Trendex is a private investment fund focusing primarily on financially distressed companies. He is currently a member of the board of directors of Reptron Electronics Inc., a publicly-traded manufacturing supply chain services company, and Komag Inc., a publicly-traded manufacturer of thin-film disks for use in computer disk drives. Since February 2005, Mr. Subin has also been a partner in an investment partnership with Richard L. Shorten, Jr., who is also a member of our board of directors.

Matthew Teplitz, 45
Chairman of the Audit Committee

Matthew Teplitz has served as a member of our Board of Directors since December 2001. Since 1995, Mr. Teplitz has worked as an equity analyst, focusing on telecom, technology and heath care with Quaker Capital Management Corp., an investment advisory firm based in Pittsburgh, Pennsylvania.

R. Ted Weschler, 43
Member of the Compensation Committee

R. Ted Weschler has served as a member of our Board of Directors since December 2001. Since January 2000, Mr. Weschler has been the managing partner of Peninsula Capital Advisors, LLC, a private investment management firm in Charlottesville, Virginia of which he was the founder. From 1989 until December 1999, Mr. Weschler served as an executive officer and founder of Quad-C, Inc., a Virginia-based investment firm that primarily engages in the acquisition of businesses in partnership with company management. Mr. Weschler is currently a member of the board of directors of WSFS Financial Corporation, a publicly-traded thrift holding company based in Wilmington, Delaware; Wilsons The Leather Experts Inc., a publicly-traded specialty retailer of leather outerwear, apparel and accessories based in Minneapolis, Minnesota, and Virginia National Bank, a national banking association based in Charlottesville, Virginia.

John Muleta, 40

John Muleta is a nominee for election as a member of our Board of Directors. Since March 2005, he has been a partner and co-chair of the Communications Group at Venable LLP. Mr. Muleta served as the chief of the Federal Communications Commission’s Wireless Telecommunications Bureau from February 2003 through March 2005. From August 2001 to February 2003, Mr. Muleta was the president and CEO of Source 1 Technologies LLC, a privately held systems integration firm. From January 2001 to August 2001, he was a cofounder of OI Systems Inc., a Washington-based management consulting firm. From January 2000 to January 2001, Mr. Muleta worked for Navisite, Inc. as Executive Vice President for International and Business Development. From January 1998 to January 2000, Mr. Muleta concurrently served as president of PSINet Ventures Inc., president of PSINet’s Global Facilities Division and president of PSINet’s India, Middle East and Africa Division. Mr. Muleta was recommended for consideration of the Nominating and Corporate Governance Committee as a potential candidate by a non-management member of our board of directors. The Nominating and Corporate Governance Committee subsequently recommended his nomination to the Board of Directors. The board of directors has not determined which committee(s), if any, Mr. Muleta will serve on if he is elected.

Recommendation:

Our Board of Directors recommends a vote “FOR” the election of each nominee.

BOARD OF DIRECTORS AND COMMITTEES

The Company’s directors are elected at the annual meeting of stockholders and hold office (subject to the By-laws) until the next annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees named above except Mr. Muleta was elected as a director of the Company at the annual meeting of stockholders held on June 7, 2004. The Board of Directors has determined that each of Messrs. Rivers, Shorten, Subin, Teplitz and Weschler is independent within the meaning of Rule 4200 of Nasdaq’s current listing standards. During the year ended December 31, 2004, our Board of Directors held 12 meetings. During 2004, each director attended at least 75% of the meetings of the board and at least 75% of the meetings of each committee on which he served. All members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meetings of stockholders. At the Company’s 2004 Annual Meeting of Stockholders, all of the directors then in office were in attendance.

Our Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee engages the independent accountants to audit our financial statements and perform services related to the audit. The Audit Committee also reviews the scope and results of the audit with the accountants, reviews our quarterly and year end operating results with management and the accountants, and considers the adequacy of internal accounting procedures and controls. Members of the Audit Committee are independent in accordance with the listing requirements of the Nasdaq Stock Market. In 2004, Messrs. Teplitz, Shorten and Subin served on our Audit Committee. None of the members of the Audit Committee possesses the attributes of an audit committee financial expert under the rules of the Securities and Exchange Commission (the “SEC”). The Board of Directors believe that the members of the Audit Committee have sufficient knowledge and experience with financial and accounting matters to perform their duties as members of the Audit Committee given the current financial position of the Company. The Audit Committee held four meetings in 2004. The Audit Committee has adopted an Amended and Restated Audit Committee Charter governing the Committee’s responsibilities, a copy of which is attached hereto as Appendix A.

The Compensation Committee has responsibility for reviewing and administering our program with respect to the compensation of our officers, employees and consultants, and it reviews transactions with our officers, directors and affiliates. The Compensation Committee also reviews, interprets and administers our stock option plan, prescribes rules and regulations relating to the plan and determines the stock options and other equity incentives that we grant to our employees. As a policy, the Compensation Committee directs us to pay our officers, directors and affiliates for services rendered outside the scope of their ordinary respective obligations in accordance with industry standards for such services. Such services may include introducing major transactions or providing legal services. In 2004, Messrs. Subin, Rivers and Weschler served on our Compensation Committee. The Compensation Committee held two meetings in 2004.

The Nominating and Corporate Governance Committee has responsibility for (i) recommending corporate governance guidelines and policies; (ii) assisting the Board by identifying individuals qualified to become

Board members; (iii) recommending the director nominees for the next annual meeting of stockholders; (iv) leading the Board in its annual performance review; and, (v) recommending Board committee members. The Committee also considers nominees recommended by stockholders in accordance with Board policy. Members of the Nominating and Corporate Governance Committee are independent in accordance with the listing requirements of the Nasdaq Stock Market. In 2004, Messrs. Rivers, Shorten and Subin served on our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee did not meet during 2004 but held its initial meeting in January 2005. The Nominating and Corporate Governance Committee has adopted a written charter governing the Committee’s responsibilities. A copy of this charter is available on the Company’s website at www.firstavenet.com.

Director Nominating Process

The Nominating and Corporate Governance Committee of the Board of Directors of the Company carries out the nominating process for the Company, including identifying and evaluating individuals qualified to become members of the Board and recommending nominees for the annual meeting of stockholders. The Company does not currently pay fees to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the Board of Directors. The Nominating and Corporate Governance Committee considers such factors as it deems appropriate to assist in developing a Board of Directors and committees that are diverse in nature and comprised of experienced and seasoned advisors, including, a candidate’s qualification as independent, a candidate’s depth of experience and availability, the balance of the business interest and experience of the incumbent or nominated directors, diversity (including factors such as race, gender or experience), and the need for required expertise on the Board of Directors or one of its committees. The Nominating and Corporate Governance Committee annually assesses the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Nominating and Corporate Governance Committee will then initiate a search, working with staff support and seeking input from other directors and senior management. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board of Directors will then be identified. The Nominating and Corporate Governance Committee will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, the Nominating and Corporate Governance Committee and the CEO will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the whole Board of Directors for final evaluation. Additionally, the Nominating and Corporate Governance Committee will consider for nomination to the Board of Directors persons recommended by stockholders or groups of stockholders that, individually or as a group, have beneficially owned at least 5% of the Company’s outstanding shares of common stock for at least one year (“Nominating Stockholder”) prior to the date the Nominating Stockholder submits such candidate for nomination as a director. A Nominating Stockholder or group of Nominating Stockholders may submit only one candidate to the Nominating and Corporate Governance Committee for consideration. There is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

To be considered in the Nominating and Corporate Governance Committee’s selection of Board nominees, recommendations from stockholders must be received by the Company in writing by a date not later than the 120th calendar day before the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. Recommendations should identify as to the stockholder giving notice and for each person the stockholder proposes to recommend as a nominee to the Board (1) the name, address and number shares of common stock beneficially owned by the Nominating Stockholder; (2) a representation that the Nominating Stockholder meets the ownership requirements and will continue to meet them through the annual meeting date; (3) a description of all relationships, arrangements or understandings (written or oral) between or among the Nominating Stockholder and the candidate; (4) all information regarding the candidate that the Company would be required to disclose in a proxy statement; (5) confirmation that the candidate is independent; (6) consent of the candidate to be named as a nominee and to serve as a Director if nominated and elected; (7) consent of the Nominating Stockholder to be named as the source of the nomination; and (8) a representation that if elected the candidate will (i) represent all stockholders in accordance with applicable laws and the Company’s certificate of incorporation, bylaws and other policies, (ii) comply with all rules, policies or requirements generally applicable to non-employee directors, and (iii) upon request, complete and sign a customary Directors and Officers Questionnaire.

Director Compensation

Non-employee directors are eligible to participate in the Company’s stock option plan. Each non-employee director is eligible to receive annual compensation of $25,000 for serving as a Director or $32,500 for serving as chairman of the Board of Directors. Each non-employee director is also eligible for a one-time grant under the option plan of options to purchase common stock. Annually, we pay Mr. Rivers $25,000 for serving as a director and Mr. Shorten $32,500 for serving as Chairman of the Board of Directors. Mr. Rivers and Mr. Shorten hold options to purchase 16,578 and 103,636 shares of common stock, respectively, at an exercise price of $0.14 per share. Mr. Rivers’ options vest ratably on December 20, 2005 and December 20, 2006. Of Mr. Shorten’s holdings, 60% are currently vested with the remainder vesting ratably over five years from December 20, 2001. All options are exercisable for a ten-year term. These options provide for full vesting upon a change in control. Messrs. Subin, Teplitz and Weschler have declined annual compensation and a stock option grant.

We reimburse the members of our Board of Directors for reasonable expenses incurred in attending meetings of the Board of Directors or any board committee.

Security Holder Communications with the Board of Directors

The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Board of Directors c/o the Corporate Secretary of the Company at 230 Court Square, Suite 202, Charlottesville, VA 22902. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Corporate Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of Messrs. Teplitz (Chairman), Shorten and Subin, each of whom is an “independent director” as defined by the National Association of Securities Dealers, Inc.’s current listing standards. No member of the committee receives any consulting, advisory, or other compensatory fees from the Company other than board fees. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent accountants, KBA Group, LLP (“KBA”), were responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, or to certify that the auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee members in business, financial, and accounting matters.

The Audit Committee is responsible for assisting board oversight of the integrity of the financial statements, compliance with legal and regulatory requirements, and the independent auditor’s qualifications and independence. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) and the independent auditors report directly to this committee.

The Audit Committee has the authority to hire independent counsel and other advisors to carry out the committee’s duties, and the Company is required to provide appropriate funding, as the Audit Committee determines, to compensate the independent auditors and any advisors retained. The Audit Committee also discusses with management and the auditors annual and quarterly financial statements and other matters brought to its attention that may have significant financial impact or are otherwise the subject of significant attention by management and the auditors.

To carryout its responsibilities, the Audit Committee has:

•	Reviewed and discussed with management and KBA the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004;

•	Discussed with KBA the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended;

•	Received the written disclosures and the letter from KBA required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”; and,

•	Discussed with KBA their independence.

Based upon the Audit Committee’s discussions with management and KBA, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Submitted by:

Audit Committee

Matthew Teplitz, Chairman
Richard L. Shorten, Jr.
Neil Subin

COMPENSATION AND RELATED MATTERS

Compensation Committee Report

Overview and Philosophy The Compensation Committee administers the Company’s executive compensation program. The Committee’s responsibilities include reviewing and making recommendations to the Board of Directors regarding compensation of the Company’s executive officers (the “Named Executive Officers”) listed in the “Summary Compensation Table” included elsewhere in this Proxy Statement. The Committee’s duties include approving base salaries and setting incentive compensation targets and discretionary bonus amounts. The Compensation Committee also administers the Company’s stock option plan and the Company’s compliance with Rule 16b-3 of the Exchange Act.

The Compensation Committee believes that compensation to the Company’s executive officers should be designed to encourage and reward management’s efforts to preserve and develop the Company’s broadband wireless assets and to maximize stockholder value. Compensation criteria are evaluated annually to ensure that they are appropriate and consistent with the Company’s business and strategic objectives. The Company’s compensation policies and programs are intended to:

•	ensure competitive levels of compensation to allow the Company to attract and retain highly qualified executive talent, and motivate those executives to successfully lead the Company in a competitive industry in a challenging environment;

•	align executive compensation with sustainable increases in and the preservation of stockholder value; and,

•	provide a compensation package that is contingent upon and recognizes individual performance as well as the attainment of business objectives and overall business results.

Compensation Program Elements The Company’s executive compensation program consists of base salaries, short-term incentive bonuses, a stock option plan and other fringe benefits.

The Compensation Committee does not use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of an executive’s total compensation package, recommendations of the chief executive officer and other objective and subjective criteria the Compensation Committee deems appropriate with respect to each executive officer.

     Base Salary - Base salary levels are determined by the Compensation Committee with reference to corporate and individual performance in relation to strategic goals established each year and competitive market trends. The Committee reviews the base salary of each of our Named Executive Officers annually and makes adjustments if determined appropriate. In reviewing base salaries, the Compensation Committee considers a variety of factors, including:

•	each executive’s responsibilities, specific experience and performance;

•	competitive compensation practices at other similarly situated companies; and,

•	the executive’s overall contribution to the business and strategic objectives of the Company.

     Short-Term Incentive Bonus - The Board of Directors has approved a discretionary bonus program designed to reward the accomplishment of specific individual performance criteria. All Named Executive Officers are eligible for bonus awards. Individual awards are based on the successful completion of specific individual performance criteria. For each fiscal year the Compensation Committee, based on recommendations of the Chief Executive Officer:

•	determines each participant’s target award amount, expressed as a percentage of base salary; and,

•	establishes individual performance objectives for each Named Executive Officer, which may be objective or subjective.

Total bonuses recorded in 2004 were $252,200 which was accrued at December 31, 2004. In 2005, a total of $580,000 was paid in cash. The difference of $327,800 will be reflected as an expense in the first quarter of 2005.

     Stock Option Plan - As a performance incentive and to further align the interests of management and stockholders, the Compensation Committee issues stock options under its Stock Option Plan. In prior years the Compensation Committee issued options to purchase 1,243,636 shares of common stock at an exercise price of $0.14 to employees. In granting stock options under the plan, the Compensation Committee considered:

•	the total number of shares available for future grants under the plan;

•	each participant’s position and scope of responsibilities; and,

•	the strategic and operational objectives of the Company and the expected future performance of each participant to achieve these objectives.

These options vest in equal proportions over five years.

Compensation of the Chief Executive Officer - For fiscal year 2004, Mr. Johnson earned $195,000 in base salary and a bonus of $400,000 that was paid after the end of the fiscal year. This bonus reflects the Compensation Committee’s assessment of the Company successfully attaining objectives based on Mr. Johnson’s completion of specific individual performance criteria. Factors considered by the Compensation Committee in assessing Mr. Johnson’s contribution included his leadership role in formulating and executing the Company’s business strategy.

Submitted by:

Compensation Committee

Neil Subin, Chairman
Wharton B. Rivers
R. Ted Weschler

Compensation Committee Interlocks and Insider Participation - During fiscal year 2004, no members of the Compensation Committee were considered insiders nor were there any interlocking relationships or relationships with the Company other than as disclosed in the “Certain Transactions” section of this Proxy Statement.

CERTAIN TRANSACTIONS

The following information regarding certain transactions with directors, officers and holders, either of record or beneficially, of more than five percent of our common stock does not include information for any period during which such person or entity, as the case may be, was not an officer, director or five percent holder.

During 2004, the Company issued $908,000 in Senior Secured Notes (“Senior Notes”) to pay 9% paid-in-kind interest and used cash of $288,000 to pay 9% interest under the terms of its Senior Secured Note and Warrant Agreement. Peninsula Investment Partners, which beneficially holds 11.0% of the Company’s common stock, received $393,000 of the Senior Notes and $109,000 in cash. Mr. Weschler, a member of our Board of Directors, is the managing partner of Peninsula Capital Advisors, LLC, the entity that is the investment advisor to Peninsula Investment Partners. Mr. Weschler disclaims beneficial ownership of the Company stock held by Peninsula Investment Partners. Quaker Capital Management Corp. (“QCM”), the investment advisor to Quaker Capital Partners I, L.P. and Quaker Capital Partners II, L.P., which beneficially holds 8.5% of the Company’s common stock, received $244,000 of the Senior Notes and $68,000 in cash. Mr. Teplitz, a member of our Board of Directors, is a partner of Quaker Premier L.P., the general partner of Quaker Capital Partners I, L.P. Mr. Teplitz is also a partner of Quaker Premier II L.P., the general partner of Quaker Capital Partners II, L.P. Mr. Teplitz disclaims beneficial ownership of the Company common stock held by Quaker Capital Partners I, L.P and Quaker Capital Partners II, L.P. Aspen Partners – Series A, a series of Aspen Capital Partners, L.P. (“Aspen Partners”), which beneficially holds 23.6% of the Company’s common stock, received $243,000 of the Senior Notes and $67,000 in cash.

In January 2004, the Company completed a private placement of approximately 1.2 million shares of its common stock and warrants to purchase an additional approximately 1.2 million shares of the Company’s common stock. The purchase price of each share of common stock and accompanying warrant was $3.60. Certain of the purchasers were existing stockholders of the Company. Aspen Partners, which beneficially holds 23.6% of the Company’s common stock, received 625,000 shares of common stock and warrants exercisable for an additional 625,000 shares of common stock. Quaker Capital Partners II, L.P. received 208,333 shares of the Company’s common stock and warrants exercisable for an additional 208,333 shares of common stock. As discussed above, QCM is the investment advisor to Quaker Capital Partners I, L.P. and Quaker Capital Partners II, L.P. Mr. Teplitz, a member of our Board of Directors, is a partner of Quaker Premier L.P., the general partner of Quaker Capital Partners I, L.P. Mr. Teplitz is also a partner of Quaker Premier II L.P., the general partner of Quaker Capital Partners II, L.P. Mr. Teplitz disclaims beneficial ownership of the Company common stock held by Quaker Capital Partners I, L.P and Quaker Capital Partners II, L.P. RCG Carpathia Master Fund, Ltd. received 208,333 shares of the Company’s common stock and warrants exercisable for an additional 208,333 shares of common stock. Ramius Capital Group, LLC which beneficially owns 9.1% is the investment advisor to RCG Carpathia Master Fund, Ltd.

In July 2004, the Company received a letter from an unrelated third party asserting that QCM engaged in trades subject to disgorgement as “short swing” trades under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When brought to its attention, the Company also recognized that QCM appeared to have engaged in trades subject to disgorgement as “short swing” trades under the provisions of Section 16(b) of the Exchange Act. The parties settled the matter pursuant to a settlement agreement and release dated as of December 30, 2004 without any legal claims being brought against QCM or its affiliated entities and managed accounts. As discussed above, QCM beneficially holds 8.5% of the Company’s common stock and Mr. Teplitz, a member of the Company’s board of directors, is a partner of Quaker Premier L.P. and Quaker Premier II L.P., the general partner of Quaker Capital Partners I, L.P. and Quaker Capital Partners II, L.P., respectively, which are both managed by QCM.

During December 2004, the Company paid $14.3 million to retire all of the Senior Notes and related interest. Peninsula Capital Partners received $6.1 million; QCM received $3.6 million; and, Aspen Partners received $3.7 million.

In January 2005, the Company completed its acquisition of substantially all of the fixed wireless assets and assumption of certain related liabilities of Teligent, Inc. and its wholly-owned subsidiary, Teligent Services, Inc. (collectively, “Teligent”). The acquisition was made pursuant to an Amended and Restated Asset Purchase Agreement, dated as of January 13, 2005. The assets acquired from Teligent included 24 GHz spectrum licenses, radio equipment and the infrastructure supporting the fixed wireless operations including an operational cellular backhaul network in New York City. In consideration for these assets, First Avenue issued approximately 25.2 million shares of common stock to Teligent and a warrant to purchase up to 2.5 million additional shares of common stock to an individual. On February 25, 2005, Teligent distributed to its stockholders all of the shares of common stock acquired by Teligent (the “Teligent Shares”) as the consideration for First Avenue’s acquisition of substantially all of Teligent’s assets. Aspen Partners and private clients of Aspen Advisors LLC (“Aspen Advisors”) received 10,534,512 Teligent Shares and 6,402,589 Teligent Shares, respectively, as their respective liquidating distributions. As discussed above, Aspen Partners beneficially holds 23.6% of the Company’s common stock. As more fully discussed in the beneficial ownership table below, Aspen Advisors beneficially holds 36.6% of the Company’s common stock. RCG Carpathia, L.P., an affiliate of Ramius Capital Group, LLC received 3.4 million shares of common stock as a result of this transaction. Ramius Capital Group, LLC beneficially holds 9.1% of the Company’s common stock.

CERTAIN BUSINESS RELATIONSHIPS

Mr. Subin, a member of our Board of Directors, periodically serves as a consultant to Aspen Partners regarding its investments, including its holdings in the Company.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation for each of the last three completed fiscal years for the Company’s chief executive officer and the other executives who earned in excess of $100,000 during the fiscal year ended December 31, 2004. We refer to these individuals as the “Named Executive Officers.”

Summary Compensation Table

				Long Term Compensation Awards
	Annual Compensation			Restricted	Securities
				Stock	Underlying	All Other
Name and Position	Year	Salary	Bonus	Awards	Options	Compensation

Dean M. Johnson	2004	$195,000	$400,000	—	—	—
Director, President and Chief	2003	$195,000	$102,500	—	746,182	—
Executive Officer	2002	$195,000	$97,500	—	720,000	—

Sandra G. Thomas	2004	$120,000	$120,000	—	—	—
Vice President, Chief	2003	$120,000	$65,000	—	248,727	—
Financial Officer, Secretary	2002	$120,000	$60,000	—	120,000	—
and Treasurer

Evans Mullan	2004	$120,000	$60,000	—	—	—
Vice President	2003	$120,000	$65,000	—	248,727	—
	2002	$120,000	$60,000	—	50,000	—

There were no stock grants or stock appreciation rights granted during 2004.

Aggregate Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information for the Named Executive Officers related to the exercise of options during 2004 and the number and value of unexercised options held as of the end of 2004. None of the Named Executive Officers holds stock appreciation rights.

			Number of Securities	Value of Unexercised in the
			Underlying Unexercised	Money Options at December
	Shares Acquired		Options at December 31, 2004	31, 2004
Name	on Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable (1)
Dean M. Johnson	0	$ 0	447,709/298,473	$6,267,929/$4,178,619
Sandra G. Thomas	0	$ 0	149,236/99,491	$2,089,307/$1,392,871
Evans Mullan	0	$ 0	99,491/99,491	$1,392,871/$1,392,871

(1)	Based on the closing price of the Company’s common stock on December 31, 2004 as reported on the Over the Counter Bulletin Board Market, which was $14.00.

Equity Compensation Plan Information

     The following table provides information about our equity compensation plans as of December 31, 2004.

Number of securities
	Number of		remaining available
	securities to be	Weighted-	for future issuance
	issued upon	average	under equity
	exercise of	exercise price	compensation plans
	outstanding	of outstanding	(excluding
	options,	options,	securities
	warrants	warrants	reflected in
Plan Category	and rights	and rights	column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,338,972	$0.14	51,283

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,338,972	$0.14	51,283

Employee Agreements

As of December 31, 2004, there were no employment agreements between the Company and any of the Named Executive Officers.

COMMON STOCK OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s common stock as of March 15, 2005 by (i) the Named Executive Officers, (ii) each of the Company’s directors and director nominees, (iii) all of the Company’s executive officers and directors and director nominees as a group and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than five percent of the outstanding common stock. Unless otherwise indicated, the business address of each director and executive officer named below is c/o First Avenue Networks, Inc., 230 Court Square, Suite 202, Chartlottesville, Virginia, 22902. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. Shares of common stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after March 15, 2005 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Name	Number	Percent
Aspen Advisors LLC (1)	22,396,359	36.6%
Aspen Partners Series A, a series of Aspen Capital Partners, L.P. (2)	14,305,975	23.6%
Peninsula Investment Partners (3)	6,710,550	11.0%
Quaker Capital Management Corp. (4)	5,136,435	8.5%
Ramius Capital Group, LLC (5)	5,416,047	9.1%
Dean M. Johnson (6)	490,703	*
Evans Mullan	—	—
Sandra G. Thomas (7)	117,917	*
Wharton B. Rivers, Jr.	86,288	*
Richard L. Shorten, Jr.(8)	62,181	*
Neil Subin	—	—
Matthew Teplitz (9)	5,136,435	8.5%
R. Ted Weschler (10)	6,710,550	11.0%
John Muleta	—	—
All executive officers, directors and director nominees as a group (10 persons) (11)	12,604,074	21.0%

*Less than 1.0%

(1)	This information is based on a Schedule 13D (Amendment No. 6) filed on March 1, 2005. Of the 22,396,359 shares of common stock beneficially owned by Aspen Advisors (i) 13,131,592 shares are issued and outstanding and held by Aspen Partners, (ii) 7,592,627 shares are issued and outstanding and beneficially owned by private client accounts of Aspen Advisors, and (iii) 1,672,140 shares are issuable upon exercise, within 60 days of March 15, 2005, of warrants held by Aspen Partners and such client accounts. Aspen Advisors, as investment manager for Aspen Partners and its private clients, has discretionary investment authority over the shares of common stock and warrants held by Aspen Partners and the private clients. Nikos Hecht is the managing member of Aspen Capital LLC (“Aspen Capital”) and of Aspen Advisors. Accordingly, Mr. Hecht may be deemed to be the beneficial owner of the shares of common stock and warrants held by Aspen Partners and the private clients of Aspen Partners. The business address of Aspen Advisors LLC and Aspen Partners is 152 West 57th Street, 46th Floor, New York, NY 10019.

(2)	This information is based on a Schedule 13D (Amendment No. 6) filed on March 1, 2005. Of the 14,305,975 shares of common stock beneficially owned by Aspen Partners, 13,131,592 shares are issued and outstanding and 1,174,383 shares are issuable upon exercise, within 60 days of March 15, 2005, of warrants held by Aspen Partners. As the general partner of Aspen Partners, Aspen Capital may be deemed to share beneficial ownership of all such shares. Aspen Partners and Aspen Capital disclaim any beneficial interest in the shares owned by the accounts managed by Aspen Advisors.

(3)	Includes 1,693,189 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 15, 2005. The business address of Peninsula Capital is 404B East Main Street, Charlottesville, VA 22902.

(4)	Includes 1,261,954 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 15, 2005. The number of reported shares also includes shares held by certain funds and accounts managed by Quaker Capital Management Corp. The business address of Quaker Capital Management Corp. is 401 Wood Street, Suite 1300, Pittsburgh, PA 15222.

(5)	This information is based solely on the Schedule 13G filed on February 16, 2005. The 5,416,047 shares of common stock beneficially owned by Ramius Capital Group, LLC includes (i) 4,873,278 shares of common stock and warrants to purchase 201,458 shares of common stock exercisable within 60 days of

March 15, 2005 owned by RCG Carpathia Master Fund, Ltd., a Cayman Islands company (“Carpathia”), (ii) 81,243 shares of common stock and warrants to purchase 6,875 shares of common stock exercisable within 60 days of March 15, 2005 owned by SPhinX Distressed (RCG Carpathia), Segregated Portfolio (“SPhinX”), a segregated account of SPhinX Distressed Fund SPC, a Cayman Islands company (the “Fund”), (iii) 15,000 shares of common stock owned by RCG Crimson, LP, a Delaware limited partnership (“Crimson”) (iv) 3,139 shares of common stock owned by RCG Halifax Fund, Ltd., a Cayman Islands company (“Halifax”), (v) 10,985 shares of common stock owned by Ramius Master Fund, Ltd., a Cayman Islands company (“Ramius Master Fund”), (vi) 1,569 shares of common stock owned by RCG Multi-Strategy Master Fund, Ltd., a Cayman Islands company (“Multi-Strategy”) and (vii) 222,500 shares of common stock owned by Ramius Securities, L.L.C., a Delaware limited liability company (“Ramius Securities”). The Fund is an index fund which invests in various securities. Ramius Capital Group, LLC, a Delaware limited liability company (“Ramius Capital”) is (i) the investment advisor of Carpathia, SPhinX and Halifax and has the power to direct some of the affairs of Carpathia, SPhinX and Halifax, including decisions respecting the disposition of the proceeds from the sale of shares of the common stock and (ii) the general partner of Crimson. RCG Asia Advisors, LLC, a Delaware limited liability company (“RCG Asia”) is the investment advisor of Multi-Strategy and has the power to direct some of the affairs of Multi-Strategy, including decisions respecting the disposition of the proceeds from the sale of shares of the common stock. Ramius Advisors, LLC, a Delaware limited liability company (“Ramius Advisors”) is the investment advisor of Ramius Master Fund and has the power to direct some of the affairs of Ramius Master Fund, including decisions respecting the disposition of the proceeds from the sale of shares of the common stock. RCG Asia and Ramius Advisors are wholly-owned subsidiaries of Ramius Capital. Ramius Securities is a broker dealer affiliated with Ramius Capital. C4S & Co., L.L.C., a Delaware limited liability company (“C4S”), is the managing member of Ramius Capital and in that capacity directs its operations. Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”) and Jeffrey M. Solomon (“Mr. Solomon”) are the managing members of C4S and in that capacity direct its operations. Each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon disclaims beneficial ownership of the shares of common stock owned by Carpathia, SPhinX, Crimson, Halifax, Ramius Master Fund, Multi-Strategy and Ramius Securities. The business address of Ramius Capital Group, LLC is 666 Third Avenue, 26th Floor, New York, NY 10017.

(6)	Includes 42,994 shares of common stock and 447,709 shares of common stock issuable upon exercise of options with an exercise price of $0.14 exercisable within 60 days of March 15, 2005.

(7)	Includes 18,426 shares of common stock and 99,491 shares of common stock issuable upon exercise of options with an exercise price of $0.14 exercisable within 60 days of March 15, 2005.

(8)	Includes 62,181 shares of common stock issuable upon exercise of options with an exercise price of $0.14 exercisable within 60 days of March 15, 2005.

(9)	Includes 3,874,481 shares of common stock and 1,261,954 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 15, 2005 held by Quaker Capital Management Corp., of which Mr. Teplitz disclaims beneficial ownership. Mr. Teplitz is a partner of Quaker Premier L.P., the general partner of certain funds managed by Quaker Capital Management Corp.

(10)	Includes 5,017,361 shares of common stock and 1,693,189 shares of common stock issuable upon exercise of warrants exercisable within 60 days of March 15, 2005 held by Peninsula Investment Partners, of which Mr. Weschler disclaims beneficial ownership. Mr. Weschler is the managing partner of Peninsula Capital Advisors, LLC, the entity that is the investment advisor to Peninsula Investment Partners.

(11)	Includes shares described in notes 6 through 10 above.

PERFORMANCE GRAPH

Set forth below is a graph comparing the total stockholder return of an investment in:

•	First Avenue Networks, Inc. common stock;

•	the Nasdaq Stock Market US Index; and,

•	the Nasdaq Stock Market Telecommunications (Telecom) Stock Index.

The graph illustrates total stockholder return at December 31, 2004 of $100 invested at April 11, 2002 (the date at which the Company’s common stock began trading on the Over the Counter Bulletin Board Market) for First Avenue Networks, Inc. common stock, the Nasdaq Stock Market US Index and the Nasdaq Telecom Index, and assumes reinvestment of all dividends.

Cumulative Total Stockholder Return Compared with Performance of Selected Indexes

	4/11/02	12/31/02	12/31/03	12/31/04
First Avenue Networks, Inc.	$100.00	$23.81	$257.14	$1,333.33
Nasdaq US Index	$100.00	$77.41	$116.12	$126.09
Nasdaq Telecom Index	$100.00	$70.94	$119.71	$129.28

PROPOSAL 2:
AMENDMENT TO STOCK OPTION PLAN

Our Board of Directors, subject to approval by the Company’s stockholders, has adopted an amendment to our Stock Option Plan to (i) increase the number of shares of common stock reserved for issuance under the Plan from 1,440,000 to 3,600,000; (ii) include provisions for withholding taxes to conform with current Internal Revenue Service regulations; and (iii) eliminate the Company’s ability to reissue options for shares of common stock that have been repurchased by the Company or to reissue options for the number of shares of common stock delivered to the Company as payment for the option exercise price. As of March 28, 2005, 51,283 shares of our common stock were available for grant under the Stock Option Plan.

Since its adoption in 2001, the Stock Option Plan has been used for the grant of stock options for purposes of retaining or recruiting employees, officers, directors and consultants of the Company and members of our Board of Directors, and rewarding and providing incentives for individual performance. The Board of Directors believes that the adoption of the amendment to the Stock Option Plan would enhance the long-term stockholder value of the Company by offering opportunities to the Company’s officers, employees, directors and consultants to acquire a proprietary interest in the Company, thereby more closely aligning their interests with those of the Company’s stockholders.

The following is a summary of the principal features of our Stock Option Plan, as amended, a copy of which is set forth in Appendix B to this proxy statement. The proposed amendments are shown in italics in Appendix B.

General

Our Stock Option Plan provides for the grant of awards to employees, directors, officers and consultants of us or any parent or subsidiary of us. Awards under the Stock Option Plan may consist of incentive or non-qualified stock options to acquire the common stock of the Company. Incentive stock options may be granted only to employees.

By making grants of options under our Stock Option Plan, we seek to attract, retain and motivate our employees and other persons to devote their best efforts to the business and financial success of the Company.

If a stock dividend, stock split or combination of shares, recapitalization or other change in our capitalization or other distribution to holders of our stock occurs, other than normal cash dividends, adjustments will be made to the maximum number of shares that may be delivered under the plan and to the relevant provisions of outstanding awards.

As of March 15, 2005, the aggregate market value of our common stock held by non-affiliates was approximately $279.3 million and non-affiliates held 24.5 million shares of our common stock.

Administration of the Stock Option Plan

The administration of our Stock Option Plan has been delegated to the Compensation Committee of our Board of Directors. The Compensation Committee will have the authority to grant awards, determine award terms, and generally to interpret and administer the plan.

The Compensation Committee will, as appropriate, adjust the maximum number of shares that may be delivered under the plan and other terms of the outstanding options, such as the exercise price, to reflect a stock split, stock dividend or similar event. The Compensation Committee may also impose restrictions and/or conditions with respect to shares of common stock acquired upon exercise of an option, and determine the circumstances and conditions subject to which shares acquired upon exercise of an option may be sold or otherwise transferred.

The Compensation Committee has the discretion to adopt such rules and regulations, not inconsistent with the plan, as it may deem advisable to carry out the plan.

We have the right to amend or terminate the Stock Option Plan. However, any amendment that would (i) increase the aggregate number of shares of common stock for which options may be granted (except for increases due to adjustments in accordance with the plan) or (ii) change the class of employees eligible to receive incentive stock options is subject to stockholder approval.

Terms of Stock Options

Stock options granted under the Stock Option Plan may be either incentive stock options, as defined in the Code, or nonstatutory stock options. Subject to a maximum term generally of ten years, the Compensation Committee will determine the exercise terms of stock options. Stock options granted under the Stock Option Plan may not be transferred except at death. The exercise price of each option intended to qualify as an incentive stock option will not be less than 100% of the fair market value of the stock upon the date of the option grant as determined by the Compensation Committee.

In the event of (i) any offer to holders of the Company’s common stock generally relating to the acquisition of all or substantially all of their shares, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the board of directors may cancel any outstanding options and pay or deliver to the holder thereof an amount in cash or securities having a value equal to the product of (x) the number of shares of common stock that, as of the date of the consummation of such transaction, the holder of such option had become entitled to purchase (but had not purchased) multiplied by (y) the amount, if any, by which the formula or fixed price per share paid to such holders of shares of common stock pursuant to such transaction exceeds the option price applicable to such option shares.

Generally, if an option holder’s service relationship with us terminates other than by death or disability, any unvested stock options granted under our Stock Option Plan that are then held by the option holder will expire and any vested portion will remain exercisable for an additional 30 days. If an option holder’s service relationship with us terminates by death, or terminates or is altered due to disability, any unvested stock options granted under our Stock Option Plan that are then held by the option holder will expire and any vested portion will remain exercisable for an additional 90 days in the case of termination by death, and one year in the event an option holder shall cease to be employed on a full-time basis due to a disability.

Certain provisions of the Stock Option Plan apply only to certain executive officers of the Company and are intended to comply with Section 162(m) of the Code, including an annual limit on the number of shares with respect to options that may be granted under the Stock Option Plan in any calendar year.

Federal Income Tax Considerations

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Stock Option Plan based on federal income tax rules in effect on the date of this summary. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Stock Option Plan, nor does it cover state, local or foreign taxes.

Incentive Stock Options (“ISOs”). In general, an optionee realizes no taxable income and the employer is entitled to no deduction upon the grant of an ISO. An employee exercising an ISO while employed by the Company and its subsidiaries within a limited period following termination of employment has no taxable income upon exercise. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain, either at long-term or short-term rates depending on the employee’s tax holding period in the shares, for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory Options (“non-ISOs”). In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss, either at long-term or short-term rates depending on the employee’s tax holding period in the shares, for which the Company is not entitled to a deduction.

In the event of a change in control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to the Company and subject to an additional 20% tax. Awards under the Stock Option Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

Under Section 162(m) of the Code, certain remuneration in excess of $1,000,000 may be nondeductible if paid by a publicly traded corporation to any of its chief executive officer or other four most highly compensated officers. Stock options that are granted under a stockholder-approved plan and qualify as “performance-based compensation” are exempt from Section 162(m).

Recommendation:

Our Board of Directors recommends a vote “FOR” the amendments to our Stock Option Plan.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Our Board of Directors and Audit Committee have selected the firm of KBA Group, LLP (“KBA”) to audit our financial statements for the fiscal year ended December 31, 2005 and to report on the results of their audit. A representative of KBA is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Change in Independent Accountants

Effective June 6, 2003, the Company dismissed PricewaterhouseCoopers, LLP (“PWC”) as the Company’s certifying accountants. The Company’s Audit Committee and Board of Directors approved this action. The reports of PWC on the Company’s financial statements for the two fiscal years ended December 31, 2001 and December 31, 2002, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2001 and December 31, 2002, respectively, and through June 6, 2003, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference thereto in connection with its reports on the financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company delivered a copy of its Form 8-K report dated June 6, 2003 with this disclosure to PWC on June 9, 2003 (the “June 8-K”). Concurrently therewith, the Company requested that PWC furnish it with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. Attached to the June 8-K as Exhibit 16.1 is a copy of the letter of PWC to the SEC dated June 11, 2003.

On June 6, 2003, the Company engaged KBA as its new independent accountant. The Company’s Audit Committee and Board of Directors have approved this action.

During the Company’s fiscal years ended December 31, 2001 and December 31, 2002, respectively, and through June 6, 2003, neither the Company nor any person on the Company’s behalf has consulted with KBA regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement or event described in Items 304(a)(1)(iv) or (v) of Regulation S-K.

Audit Fees

KBA billed us, or expects to bill us, an aggregate of $53,000 for professional service rendered in connection with the audit of our financial statements for the year ended December 31, 2004. KBA billed us an aggregate of $40,500 for professional service rendered in connection with the audit of our financial statements for the year ended December 31, 2003. PWC billed us an aggregate of $13,260 in the year ended December 31, 2003 for professional services rendered in connection with SEC filings.

Audit-Related Fees

KBA billed us, or expects to bill us, an aggregate of $40,000 for audit related services during the year ended December 31, 2004. These services included review of a private placement memorandum and issuance of a comfort letter in connection with an equity offering. Neither KBA nor PWC performed any audit-related professional services in the year ended December 31, 2003.

Tax Fees

KBA billed us, or expects to bill us, an aggregate of $22,000 in non-audit service fees for federal and state income tax consultation rendered to us and our affiliates and for the completion of our federal and state income tax returns during the year ended December 31, 2004. KBA billed us an aggregate of $10,000 in non-audit service fees for federal and state income tax consultation, rendered to us and our affiliates during the year ended December 31, 2003.

All Other Fees

There were no fees billed for other services rendered by our independent auditors that would be deemed “all other fees” for the years ended December 31, 2004 and 2003.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence. All of the services described above were pre-approved by the Audit Committee in accordance with our Audit and Non-Audit Services Policy.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent auditors. The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent auditors. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent auditors in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the auditors’ independence. Under the policy, pre-approval is generally provided up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve additional services on a case-by-case basis. For each additional proposed service, our independent auditors are required to provide detailed back-up documentation at the time of approval. Periodically, our Chief Financial Officer will provide the Audit Committee with a report of audit and non-audit services provided and expected to be provided by the independent auditors. During 2004, all services performed by our independent auditors were pre-approved.

STOCKHOLDER PROPOSALS

In order for us to consider stockholder proposals for inclusion in the proxy material for our 2006 annual meeting, we must receive them on or before December 26, 2005. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary at our principal executive offices, First Avenue Networks, Inc., 230 Court Square, Suite 202, Charlottesville, Virginia, 22902.

Stockholders who wish to make a proposal at the 2006 annual meeting, other than one that will be included in our proxy materials, must notify us no later than March 11, 2006. If a stockholder who wishes to present a proposal fails to notify us by March 11, 2006, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that, during the year ended December 31, 2004, its executive officers and directors have complied with all Section 16(a) filing requirements applicable to them.

FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC has been mailed with this proxy statement and is available without charge by writing or telephoning us at the following address:

First Avenue Networks, Inc.
230 Court Square, Suite 202
Charlottesville, Virginia 22902
(434) 220-4988
Attention: Investor Relations

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements about us and our industry under the captions “Questions and Answers” and elsewhere in this proxy statement are “forward-looking statements.” These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. When we use the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “plan,” “expect” and similar expressions in this document and in the incorporated documents, we generally intend to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, including those in the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2004 and other documents filed with the SEC, actual results could differ materially from those expressed or implied by the forward-looking statements. We do not undertake any obligation to publicly update forward-looking statements to reflect new information or future events or otherwise.

OTHER BUSINESS

Our Board of Directors knows of no business to be brought before the annual meeting which is not referred to in the accompanying notice of annual meeting of stockholders. However, should any such matters be presented, the persons named in the enclosed proxy will have discretionary authority to take such action in regard to such matters as in their judgment seems advisable.

APPENDIX A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Mission Statement

     The Audit Committee (the “Committee”) of First Avenue Networks, Inc. (the “Company”) is appointed by the Board of Directors as a permanent committee to assist it in monitoring and overseeing (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the integrity of the financial statements of the Company, (3) the compliance by the Company with legal and regulatory requirements, and (4) the performance of the Company’s internal finance and accounting personnel and its independent auditors.

     In particular, and without limiting the generality of the foregoing, the purpose of the Committee is to undertake the duties of an audit committee described in, and otherwise to assist the Company in complying with the requirements of, Rule 4350(d) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD”), applicable rules of the Securities and Exchange Commission (the “Commission”), and any other similar rules of the NASD, the Commission or of any securities exchange or trading facility to which the Company may become subject.

     In carrying out its functions, the Committee shall serve as an independent and objective monitor of the performance of the Company’s financial reporting processes and system of internal controls; review and assess the audit work of the Company’s independent auditors and internal accounting and finance personnel; and facilitate open, ongoing communication among the independent auditors, internal financial and accounting personnel, senior management, and the Board of Directors concerning the Company’s financial condition and results of operations and financial reporting practices.

Organization and Membership

     The Committee will be comprised of not less than three nor more than four members of the Board of Directors (the “Members”), each of whom shall be an independent director as defined in NASD Rule 4200(a)(15) and as provided for under Commission Rule 10A-3(b)(1) (subject to the exemptions provided in Rule 10A-3(c)).

     Each Member shall be appointed annually by the Board of Directors at its annual meeting and will serve at the pleasure of the Board of Directors until the next annual meeting of shareholders or until such Member’s replacement has been appointed. The Board of Directors will select the chair of the Committee (the “Chair”).

     Each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Each Member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

Meetings

     In addition to meetings described in the following section, the Committee shall meet at least four times annually in conjunction with each quarterly review and annual audit of the Company’s financial statements, which meetings shall be prior to the quarterly and annual earnings releases. Committee meetings may be held at such other times as the Members or the Chair may deem necessary or appropriate.

     Committee meetings may be held in person or, at the option of the Chair, by conference telephone call. If any Member expects to participate in a Committee meeting by conference telephone call he or she shall so advise the Chair and, whenever reasonably possible, such Member shall be furnished with copies of financial statements, reports or other documents that will be discussed at the meeting so as to permit such Member to fully engage in the discussions as if such Member had attended the meeting in person.

Responsibilities of the Committee

     The functions set forth below shall be the common recurring activities of the Committee in carrying out its oversight responsibilities. In particular, and without limiting the generality of the foregoing, the Committee shall undertake the responsibilities and duties prescribed by the NASD, the Commission or other regulatory bodies having jurisdiction over the financial affairs of the Company. The functions set forth below shall be deemed to include such responsibilities and duties, as they may be promulgated from time to time, as if they were specifically listed below.

     The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The independent auditor is responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of the Company. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors). The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors, as well as for the independent auditor and to make payments for ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

(1) Duties and Proceedings of the Audit Committee

     The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

Oversight of Independent Auditor.

•	Annually evaluate, determine the selection and compensation of, and if necessary, determine the replacement of or rotation of, the independent auditor.

•	Pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

•	Receive formal written statements, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company; discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, addressing at least the matters set forth in Independence Standards Board Standard No. 1; and if so determined by the Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor.

•	At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm’s internal quality control procedures and any material issues raised by the independent auditor’s internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

Oversight of Audit Process and the Company’s Legal Compliance.

•	Review with each of the independent auditors the overall scope and plans for audits.

•	Review and discuss with management the Company’s system of internal control and discuss with the independent auditor any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit.

•	Review and discuss with management and the independent auditor the Company’s financial and critical accounting practices, and policies relating to risk assessment and management.

•	Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the committee by the independent auditor under generally accepted auditing standards. Discuss with management and the independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

•	Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

•	Discuss with management and the independent auditor any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

•	Review material pending legal proceedings involving the Company and other contingent liabilities.

•	Meet, periodically, with the CEO, CFO and the independent auditor in separate executive sessions to discuss results of examinations. In connection with and prior to giving their required certifications, the CEO and CFO must disclose to the auditors and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

•	Discuss with the independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or auditing matters.

(2) Other Responsibilities

In addition to the foregoing, the Audit Committee shall:

•	Review adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

•	Prepare report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

•	Put in place an appropriate control process for reviewing and approving the Company’s internal transactions and accounting.

•	Review all transactions between the Company and related parties or affiliates of the officers of the Company.

•	Review any requested waivers of the Company’s Corporate Code of Business Conduct and Ethics that involve any of the Company’s executive officers or other principal accounting officer or controller.

•	Report recommendations to the Board on a regular basis and present to the Board of Directors an annual performance evaluation of the Committee.

•	Perform any other activities consistent with the Charter, By-laws and governing law as the Board of Directors or the Audit Committee shall deem appropriate, including holding meetings with the Company’s investment bankers and financial analysts.

Effectiveness

          Adopted by the Board of Directors on December 21, 2001.

          Amended and Restated by the Board of Directors on March 1, 2005.

APPENDIX B

FIRST AVENUE NETWORKS, INC.

STOCK OPTION PLAN

(1) Purpose. The purpose of the First Avenue Networks, Inc. Stock Option and Restricted Stock Purchase Plan, as amended from time to time (the “Plan”) is to promote the interests of First Avenue Networks, Inc., a Delaware corporation (the “Company”), and any Parent or Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to selected employees, directors and officers of the Company or any Parent or Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership the Company seeks to attract, retain and motivate such employees, directors and officers and other persons and to encourage such employees, directors and officers and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be affected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code and “non-qualified stock options” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto.

(2) Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

A. “Board of Directors” shall mean the Board of Directors of the Company.

B. “Code” shall mean the Internal Revenue Code of 1986, as amended.

C. “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof, provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

D. “Common Stock” shall mean the Common Stock $.001 par value, of the Company.

E. “Company” has the meaning set forth in Section 1.

F. “Employee” shall mean with respect to an ISO, any person, including without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, consultants, officers and directors.

G. “Fair Market Value” of a share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization. If on any applicable day the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of a share of Common Stock on such day shall be the fair market value determined in good faith by the Board of Directors.

H. “ISO” shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code.

I. “Named Executive Officers” shall have the meaning set forth in Section 13(1).

J. “Non Qualified Option” shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a “non qualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

K. “Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

L. “Participant” shall mean any Employee to whom an Option is granted under the Plan.

M. “Parent” of the Company shall have the meaning of “parent corporation” set forth in Section 424(e) of the Code.

N. “Plan” has the meaning set forth in Section 1.

O. “Subsidiary” of the Company shall have the meaning of “subsidiary corporation” set forth in Section 424(f) of the Code.

(3) Eligibility. Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Options are to be granted hereunder, and to determine whether a person is to be granted a Non Qualified Option, an ISO or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

(4) Common Stock Subject to the Plan.

A. Number of Shares. The total number of shares of Common Stock for which Options may be granted under the Plan shall not exceed in the aggregate 3,600,000 shares of Common Stock (subject to adjustment as provided in Section 7 hereof).

B. Reissuance. The shares of Common Stock that may be subject to Options granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated or forfeited for any reason, the shares of Common Stock allocable to the unexercised, terminated, or forfeited portion of such Option may again be subject to an Option granted under the Plan. [REMOVE — If any shares of Common Stock issued or sold pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option granted under the Plan. In the event that shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for an Option, the number of shares of Common Stock available for future grants pursuant to this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Option.] Notwithstanding the foregoing provisions of this Section, shares of Common Stock subject to an Option that are awarded to a Named Executive Officer and that are cancelled shall not again be available for grant under the Plan.

C. Special ISO Limitations.

1. The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent such limitations is exceeded, such Option shall be considered a Non Qualified Option for purposes of this Plan.

2. No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

D. Limitations Not Applicable to Non-Qualified Options. Notwithstanding any other provision of the Plan, the provisions of Sections 4(c)(1) (other than the second sentence thereof) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

(5) Administration of the Plan

A. Administration. Subject to the proviso in Section 2(c) hereof, the Plan shall be administered by a committee of the Board of Directors (the “Committee”) established by the Board of Directors. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. To the extent deemed necessary or appropriate by the Board of Directors or the Committee, the Committee may be limited to specified members for purposes of complying with applicable provisions of the Code, securities laws, or the rules of any exchange on which the Common Stock is traded.

B. Grant of Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder, (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal), (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

C. Interpretation. The Committee shall be authorized to interpret the Plan in its discretion and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

D. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

E. Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

(6) Terms and Conditions of Options.

A. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code; provided that to the extent an Option intended to be an ISO does not qualify as an ISO under the applicable requirements of the Code, such Option shall be considered a Non Qualified Option for purposes of this Plan. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

The terms and conditions of each ISO shall include the following:

1. The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4(c)(2) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

2. ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant’s lifetime an ISO shall be exercisable only by the Participant.

3. The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4(c)(2) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

4. To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

5. The terms and conditions of each ISO may include the following provisions:

a) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

b) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

c) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

d) In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

B. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code, but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

The terms and conditions of each Non-Qualified Option Agreement shall include the following:

1. The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than (but not less than the par value per share) 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

2. The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

3. Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant’s lifetime a Non-Qualified Option shall be exercisable only by the Participant.

4. The terms and conditions of each Non-Qualified Option may include the following provisions:

a) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

b) In the event a Participant’s employment on a full-time basis by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (i) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

c) In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his

“disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

d) In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

5. To the extent that the Company (or any Parent or Subsidiary thereof) is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

(7) Adjustments.

1. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case (x) without receiving compensation therefore in money, services or property and (y) through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, declaration of any dividends payable in Common Stock, or any similar event, the Committee in good faith shall, subject to the provisions of Section 7(3) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Sections 4(A) and 13(c) hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

2. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 7(3) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

3. Notwithstanding Sections 7(1) and 7(2) hereof, in the event of (i) any offer to holders of the Company’s Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an “Acquisition”), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the “Option Shares”) that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

(8) Effect of the Plan on Employment Relationship. Neither the Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

(9) Taxes. The Committee will make such provision for the withholding of taxes as it deems necessary. The Committee may, but need not, hold back shares of stock from an Option or permit a Participant to tender previously owned shares of stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(10) Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock for which Options may be granted hereunder or (ii) to change the class of Employees eligible to receive ISOs under the Plan.

(11) Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

(12) Effective Date of the Plan. The Plan shall be effective as of December 20, 2001, the date on which the Plan was adopted by the Board of Directors and approved by the requisite holders of outstanding capital stock of the Company.

(13) Named Executive Officers.

1. The provisions of this Section 13 shall apply only to those executive officers (i) whose compensation is required to be reported in the Company’s proxy statement pursuant to Item 402(a)(3)(i) and (ii) (or any successor thereto) of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act and (ii) whose total compensation, including estimated or future compensation attributable to Options under this Plan or any other plan of the Company or any Parent or Subsidiary thereof, is determined by the Board of Directors to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code (“Named Executive Officers”). In the event of any inconsistencies between this Section 13 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 13 shall control.

2. No amendment of this Plan with respect to any Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Participant pursuant to this Plan or (ii) modify the requirements as to eligibility for participation in this Plan, unless the Company’s shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Board of Directors shall amend this Section 13 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the performance based compensation requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.

3. Notwithstanding any provision of this Plan (including the provisions of this Section 13) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to Options which are granted hereunder shall be based solely on an increase in the value of the applicable shares of Common Stock after the date of grant of such Options. Thus, no Option with an exercise price less than the Fair Market Value of the related shares of Common Stock on the date of grant may be granted hereunder to a Named Executive Officer. Furthermore, the maximum number of shares of Common Stock with respect to which Options may be granted hereunder to any Named Executive Officer during any calendar year may not exceed One Million (1,000,000) shares of Common Stock, subject to adjustment as provided in Section 7.

(14) Compliance with Securities and Other Laws. As a condition to the issuance or transfer of any Option or any security issuable in connection with such Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of any applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Option or any security issuable in connection with such Option until the Committee has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Option or any security issuable in connection with such Option or any agreement, instrument or certificate evidencing such Option or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under any state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Option or any security issuable in connection with such Option under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Option or any security issuable in connection with such Option if such refusal is based upon the provisions of this Section 14. As a condition to any issuance, delivery or transfer of any Option or any security issuable in connection with such Option, the Company may place legends on any agreement, instrument or certificate evidencing such Option or security; issue stop transfer orders with respect thereto; require such market stand-off, lockup, or similar agreements or undertakings as the Company deems necessary or desirable; and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the Participant (or successor in interest) to the effect that such recipient is acquiring such Option or security solely for investment and not with a view to distribution and that no distribution of the Option or security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

[4945 — FIRST AVENUE NETWORKS, INC.] [FILE NAME: ZFAN22.ELX] [VERSION — (1)] [04/08/05] [orig. 04/08/05]

DETACH HERE	ZFAN22

PROXY

FIRST AVENUE NETWORKS, INC.

230 Court Square, Suite 202, Charlottesville, Virginia 22902

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sandra G. Thomas and Evans Mullan, and each of them, each with power to appoint his or her substitute, as proxies to vote and act at the Annual Meeting of Stockholders of First Avenue Networks, Inc. (the “Company”) to be held on June 6, 2005 at 11:00 a.m. Eastern Daylight time at Farmington Country Club, 1625 Country Club Circle, Charlottesville, VA 22901 or any adjournment thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified on the reverse side, as described in the accompanying notice of annual meeting and proxy statement, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of the annual meeting are hereby revoked.

     Unless otherwise specified in the boxes on the reverse side hereof, this proxy will be voted FOR the nominees for director and FOR an amendment to the Company’s Stock Option Plan and in the discretion of the named proxies as seems in their judgment advisable as to any other matter that may come before the annual meeting or any adjournment thereof.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

FIRST AVENUE NETWORKS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

[4945 — FIRST AVENUE NETWORKS, INC.] [FILE NAME: ZFAN22.ELX] [VERSION — (1)] [04/08/05] [orig. 04/08/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZFAN21

☒	Please mark votes as in this example.	ë	4945

The Board of Directors recommends a vote FOR each of the following matters:

							FOR	AGAINST	ABSTAIN
1.	The election of seven directors for a term ending in 2006. Nominees: (01) Dean M. Johnson, (02) John Muleta, (03) Wharton B. Rivers, Jr., (04) Richard L. Shorten, Jr. (05) Neil Subin, (06) Matthew Teplitz and (07) R. Ted Weschler				2.	An amendment to the Company’s Stock Option Plan.	☐	☐	☐
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted above						Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
						MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in a partnership name by authorized person.

Signature:	Date:	Signature:	Date: